POWER OF ATTORNEY

The undersigned constitutes and appoints David Faiman, Darren Minton and Wade Pearson, the undersigned's true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to:

(a)	sign and submit to the Securities and Exchange Commission (the "SEC") a Form
ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the
Securities Exchange Act of 1934 (the "Exchange Act");
(b)	seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the securities of Staffing 360 Solutions,
Inc. (the "Company") from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information;
(c)	sign any Forms 3, 4 and 5 and other filings under Section 16(a) of the
Exchange Act with respect to securities issued by the Company and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC and any exchange on which securities issued by the Company may be listed;
(d)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such filings under
Section 16(a) of the Exchange Act, complete and execute any amendment or amendments thereto, and file such form with the SEC and any stock exchange or similar authority; and
(e)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned.

      The undersigned acknowledges that:

(a)	this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;
(b)	any documents prepared and/or executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;
(c)	neither the Company nor such attorneys-in-fact assume (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange
Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and
(d)	this Power of Attorney does not relieve the undersigned from the responsibility for compliance with the undersigned's obligations under the
Exchange Act, including without limitation the undersigned's obligations under
Section 16 of the Exchange Act.

The undersigned hereby grants unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

In witness whereof, the undersigned has caused this Power of Attorney to be executed as of this 5th day of September, 2016.



By: 	/s/ Jeff W Grout